Exhibit 10

                        RESCISSION and FUNDING AGREEMENT
                                     between
                          CREATIVE EATERIES CORPORATION
                              a Nevada corporation
                                       and
                          FRANCHISE CAPITAL CORPORATION
                              a Nevada corporation

     This Agreement ("Agreement") is made December 29, 2005, by and between Franchise Capital Corporation ("FCC") and Creative Eateries Corporation ("CEC").

                                    RECITALS

    A. On October 4, 2005, FCC and CEC entered into a Purchase Agreement (the "Purchase Agreement") whereby CEC agreed to acquire FCC's interests in Restaurants and Concepts (as defined in the Agreement) including interests:

         (1) as Managing Member and 90% owner of Kokopelli Franchise Company, LLC ("Kokopelli");

         (2) as Managing Member and 72.5% owner of Comstock Jake's Franchise Company, LLC ("Comstock");

          (3) as Managing Member and 100% owner of Cousin Vinnie's Franchise Company, LLC ("Vinnie's");

         (4) as Managing Member and 100% owner of Kirby Foo's Asian Grill Franchise Company, LLC ("Kirby"). Kokopelli, Comstock, Vinnie's and Kirby are sometimes referred to collectively as the "Restaurants"); and

         (5) in Restaurant Concepts for Kokopelli, Comstock, Vinnie's and Kirby, as defined in the Purchase Agreement.

     B. CEC has not paid FCC the consideration set forth in the Purchase Agreement, and certain disputes have arisen between FCC and CEC regarding representations made or relied upon by the parties in connection with the Purchase Agreement and performance under the Purchase Agreement. CEC has funded certain expenses of Kokopelli and Comstock since execution of the Purchase Agreement.

     C. Closing of the transactions contemplated in the Purchase Agreement has not yet occurred, and FCC remains the record owner of the Restaurants and the Concepts.

     D. CEC and FCC wish to rescind the Purchase Agreement, and enter into a new Funding Agreement whereby CEC will continue to provide funding to FCC for operation of Kokopelli and Comstock, and share in the profits of Kokopelli and Comstock for a fixed period of time.

                                    AGREEMENT

     In consideration of the mutual promises, covenants, and representations contained herein, the parties agree as follows:

                                    ARTICLE I

                                   RESCISSION

     1.1 Rescission. FCC and CEC immediately rescind the Purchase Agreement, and neither party shall have any further liability thereunder.

                                   ARTICLE II

                         FUNDING; PROFITS PARTICIPATION

     2.1 Funding Obligation. CEC will provide FCC with a total of $600,000 in funding for operation of Kokopelli and Comstock.

     2.2 Timing. CEC and FCC acknowledge that CEC has provided approximately $150,000 in funding of operations of Kokopelli and Comstock. The exact amount of such funding shall be mutually verified by FCC and CEC, and credited against its full $600,000 obligation under this Agreement. The balance of approximately $450,000 will be paid by CEC to FCC in the amount of $100,000 each month beginning January 25, 2006 and continuing on February 25, March 25 and April 25, 2006, with a final payment of $50,000, plus or minus any difference in the actual amount previously paid from the $150,000 initially credited under this Agreement.

     2.3 Failure to Pay. Payment of each funding payment promptly as scheduled is crucial to the business of FCC, Kokopelli and Comstock. If CEC fails to pay any funding installment due on the 25th of any month by the 30th of that month, CEC shall forfeit all rights to any profit payments due under Section 2.4 of this Agreement, and FCC shall have no obligation to pay any profit payments to CEC; provided however, that if CEC has paid at least $300,000 in cash funding payments required under Section 2.2 of this Agreement, CEC shall be entitled to receive 25% of any such profit payments.

     2.4 Profit Payments. In return for CEC funding operations of Kokopelli and Comstock as scheduled, FCC will pay CEC an amount equal to 50% of the profits FCC receives from its ownership in Kokopelli and Comstock for the periods commencing on July 1st, 2006 and ending on June 30th, 2011. FCC shall make payments to CEC within five (5) days after profits for the quarter have been determined by FCC and reported to the Securities and Exchange Commission on FCC's regular reports on Form 10-Q for each calendar quarter, or on Form 10-K for each fiscal year, as the case may be, beginning with the quarter ending September 30, 2006, and ending with the fiscal year ending June 30, 2011.

                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF FCC

     FCC hereby represents and warrants to CEC that:

     3.1 FCC Organization. FCC is a corporation duly organized, validly existing and in good standing under the laws of Nevada, has all necessary corporate powers to own its property and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

     3.2 Restaurants Organization. Each of the Kokopelli and Comstock is an LLC duly organized, validly existing and in good standing under the laws of Arizona, has all necessary corporate powers to own its property and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

     3.3 Capital. Management of FCC owns control of the Restaurants and therefore has the right to vote for the completion of this transaction. FCC represents that there are no other issued and outstanding open subscriptions, options, rights, warrants, debentures, instruments, convertible securities, or other agreements or commitments obligating FCC in regards to the Restaurants.

     3.4 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, CEC and/or its attorneys have had the opportunity to meet with accountants and attorneys to discuss the financial condition of Kokopelli and Comstock. FCC has made available to CEC and/or its attorney all books and records of the Restaurants.

     3.5 Authority. The Board of Directors of FCC have authorized the execution of this Agreement and the consummation of transactions contemplated herein, and FCC has full power and authority to execute, deliver, and perform this Agreement and this Agreement is a legal, valid and binding obligation of FCC, and is enforceable in accordance with its terms and conditions.

     3.6 Ability to Carry Out Obligations. The execution and delivery of this Agreement by FCC of its obligations hereunder in the time and in the manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaws, or other agreement or instrument to which either is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of FCC, or (c) any event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of FCC.

     3.7 Full Disclosure. None of the representations and warranties made by FCC herein, or in any exhibit, certificate or memorandum furnished or to be furnished by either, or on their behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

     3.8 Good Title. Other than as described in Exhibit A, Kokopelli and Comstock have good and marketable title to all of their property free and clear of any liens, claims and encumbrances of any nature, form or description.

     3.9 Indemnification. FCC agrees to defend and hold CEC harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable attorney's fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of, or failure by FCC to perform any of its representations, warranties, covenants and agreements in the Purchase Agreement and this Agreement or in any exhibit or other instrument furnished or to be furnished by FCC under this Agreement.

                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF CEC

     CEC hereby represents and warrants to FCC that:

     4.1 Financial Ability. CEC is a corporation duly organized, validly existing and in good standing, and has the necessary financial ability and resources and corporate capability to complete this Agreement according to its terms.

     4.2 Authority. CEC has authorized the execution of this Agreement and the consummation of transactions contemplated herein through its officers, board of directors and shareholders. CEC, its officers, directors and shareholders have full power and authority to execute, deliver, and perform this Agreement and this Agreement is a legal, valid and binding obligation of CEC, enforceable in accordance with its terms and conditions.

     4.3 Ability to Carry Out Obligations. The execution and delivery of this Agreement by CEC and the performance by CEC of its obligations hereunder in the time and in the manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaws, or other agreement or instrument to which CEC is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required except approvals required by law, if any, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of CEC, or (c) any event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of CEC.

     4.4 Full Disclosure. None of the representations and warranties made by CEC herein, or in any exhibit, certificate or memorandum furnished or to be furnished by CEC, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

     4.5 Indemnification. CEC will defend and hold FCC and the Restaurants harmless against and in respect to any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable attorney's fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of, or failure by CEC to perform any of its respective representations, warranties, covenants and agreements in the Purchase Agreement and this Agreement or in any exhibit or other instrument furnished or to be furnished by CEC under this Agreement.

                                    ARTICLE V

                                    COVENANTS

     5.1 Investigative Rights. CEC and FCC have each provided the other full access during normal business hours to all properties, books, contracts, commitments, and records of FCC or CEC, as the case may be, and the Restaurants for the purpose of examining same.

     5.2 Conduct of Business. Until the funding under this Agreement by CEC is completed, Neither CEC, FCC nor the Restaurants shall amend its articles of incorporation or Bylaws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets or settle or discharge any balance sheet receivable other than in the normal course of business.

     5.3 Required Corporate Action by CEC and FCC. Each of FCC and CEC, and its officers, directors and shareholders have approved this Agreement.

                                   ARTICLE VI

                    CONDITIONS PRECEDENT TO CEC'S PERFORMANCE

     6.1 Conditions. CEC's obligations hereunder shall be subject to the satisfaction, at or before execution of this Agreement, of all the conditions set forth in this Article VI. CEC may waive any of these conditions in whole or in part without prior notice; provided however, that no such waiver of a condition shall constitute a waiver by CEC of any other condition of or any of CEC's other rights or remedies, at law or in equity, if FCC shall be in default of any of their representations, warranties, or covenants under this Agreement.

     6.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by FCC in this Agreement or in any written statement that shall be delivered to CEC by FCC under this Agreement shall be true and accurate.

                                   ARTICLE VII

                     CONDITIONS PRECEDENT TO FCC PERFORMANCE

     7.1 Conditions. FCC obligations hereunder shall be subject to the satisfaction, at or before execution of this Agreement, of all the conditions set forth in this Article VII. FCC may waive any of these conditions in whole or in part without prior notice; provided however, that no such waiver of a condition shall constitute a waiver by FCC of any other condition of or any of FCC other rights or remedies, at law or in equity, if CEC shall be in default of any of their representations, warranties, or covenants under this Agreement.

     7.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by CEC in this Agreement or in any written statement that shall be delivered to FCC by CEC under this Agreement shall be true and accurate.

                                  ARTICLE VIII

                                    REMEDIES

     8.1 Legal Action and Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorney's fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

     8.2 Termination. In addition to the other remedies, any of the parties hereto may terminate this Agreement, without liability:

          (i) upon the failure of any condition not otherwise waived by the parties; or

          (ii) upon mutual consent of the respective boards of directors of CEC and FCC.

                                   ARTICLE IX

                                  MISCELLANEOUS

     9.1 Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

     9.2 No Oral Change. This Agreement and any provisions hereof, may not be waived, changed, modified or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or, discharge is sought.

     9.3 Non-Waiver. Except as other wise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged.

     9.4 Time of Essence. Time is of the essence of this Agreement and each and every part hereof.

     9.5 Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings and merges any all such prior discussions and/or agreements herein.

     9.6 Choice of Law. This Agreement and its application shall be governed by the laws of the State of Arizona.

     9.7 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     9.8 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

          CEC Representative:

                    Frank Holdraker
                    7400 East McDonald, Suite 121
                    Scottsdale, AZ 85250

          FCC Representative:

                    Edward C. Heisler
                    8655 East Via De Ventura, Suite G217
                    Scottsdale, AZ 85258

     9.9 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives successors and assigns of each of the parties to this Agreement.

     9.10 Effect of Closing. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall survive the Closing of this Agreement.

     9.11 Brokers. The parties hereto represent that no finder's fee has been paid or is payable by any party.

     9.12 Expenses. Each party will pay its own legal, accounting and any other out-of-pocket expenses reasonably incurred in connection with this transaction, whether or not the transaction contemplated hereby is consummated.

     9.13 Facsimile Signatures as Originals. Original signatures transmitted by facsimile communication shall constitute originals for the purpose of validly executing this Agreement.


             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

     Executed as of the date first above written.

                                     CREATIVE EATERIES CORPORATION



                                       By: /s/ Frank Holdraker
                                          ------------------------------------
                                          Frank Holdraker, President & C.E.O.


                                     FRANCHISE CAPITAL CORPORATION



                                       By: /s/ Edward C. Heisler
                                          ------------------------------------
                                          Edward C. Heisler, Chairman & C.E.O.